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                                                                      Exhibit 21

                              COGNOS INCORPORATED


                                              JURISDICTION OF
SUBSIDIARIES                                  INCORPORATION
------------                                  -------------

Cognos AB                                     Sweden

Cognos A/S                                    Denmark

Cognos Austria GmbH                           Austria

Cognos (Barbados) Limited                     Barbados

Cognos B.V.                                   The Netherlands

Cognos Corporation                            United States

Cognos Far East Pte Limited                   Singapore

Cognos France S.A.                            France

Cognos GmbH                                   Germany

Cognos Limited                                United Kingdom

Cognos N.V./S.A.                              Belgium

Cognos PTY Limited                            Australia

Cognos South Africa (PTY) Limited             South Africa

Cognos S.p.A.                                 Italy

Cognos (Switzerland) Ltd.                     Switzerland

APL2000 Inc.                                  United States

Interweave Software, Inc.                     United States

LEX2000 Inc.                                  United States

Right Information Systems Limited             England and Wales

Teijin Cognos Incorporated                    Japan


All subsidiaries are 100% owned by Cognos Incorporated except Teijin Cognos Incorporated (50% owned), and APL2000 Inc. which is wholly-owned by LEX2000 Inc.

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